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                                                                    EXHIBIT 99.2


                                CERTIFICATION OF
                           PRINCIPAL FINANCIAL OFFICER
               OF THE NATCO GROUP PROFIT SHARING AND SAVINGS PLAN
           PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the accompanying annual report on Form 11-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ryan S. Liles, Principal Financial Officer of the NATCO Group Profit Sharing and Savings Plan (the "Plan"), hereby certify, to my knowledge, that:

       1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.


                                    /s/ Ryan S. Liles
                                    -----------------------------------
                                    Name: Ryan S. Liles*
                                    Date: June 30, 2003


A signed original of this written statement as required by Section 906 has been provided to the NATCO Group Profit Sharing and Savings Plan and will be retained by NATCO Group Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


* Mr. Ryan S. Liles, a member of the oversight committee for the NATCO Group Profit Sharing and Savings Plan, signed as Principal Financial Officer for the Plan, as he has principal responsibility for overseeing the financial statements of the Plan.


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